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                                                                    EXHIBIT 21.1


                             FLANDERS CORPORATION

                        SUBSIDIARIES OF THE REGISTRANT



                                                   STATE OR OTHER
                                                   JURISDICTION OF
                                                   INCORPORATION OR                         NAMES UNDER WHICH EACH
SUBSIDIARY NAME                                    ORGANIZATION                             SUBSIDIARY DOES BUSINESS
---------------                                    ------------                             ------------------------
Air Seal Filter Housings, Inc.                     Texas                                    Air Seal Filter Housings, Inc.

Airseal West, Inc.                                 Utah                                     Airseal West, Inc.

Charcoal Service Corporation                       North Carolina                           Charcoal Service Corporation

Precisionaire, Inc.                                Florida                                  Precisionaire, Inc.

Flanders Filters, Inc.                             North Carolina                           Flanders Filters, Inc.

Flanders International Pte, Ltd.                   Singapore                                Flanders International, Pte, Ltd.

Subsidiary of Flanders Filters, Inc.
------------------------------------

Flanders Airpure Products                          North Carolina                           Flanders Airpure Products
Company, LLC                                                                                Company, LLC